UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 12, 2006


                         ELINE ENTERTAINMENT GROUP, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)


          000-30451                                   88-0429856
          ---------                                   ----------
  (Commission File Number)                (IRS Employer Identification Number)


        8905 Kingston Pike, Suite 313, Knoxville, TN             37923
        --------------------------------------------             -----
          (Address of Principal Executive Offices)            (Zip Code)


                                 (215) 895-9859
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On June 12, 2006, the Registrant issued a press release announcing that its Storm Depot International subsidiary appointed a new dealer for its E-Panel Hurricane shutters and hurricane protection products. The registrant noted that the addition of this new dealer, located in Jupiter, Florida, strengthens Storm Depot International's presence in northern Palm Beach County, as well as expands its independent dealer network to 15, including now 10 on the east coast of Florida. The registrant also announced that Storm Depot International has begun the process of reviewing applications for and initiating negotiations with prospective new independent dealers in the greater Tampa/St. Petersburg/Clearwater area. Storm Depot International reported that it plans bring onboard a total of four new dealers within the next 30 days, which will increase its Florida west coast presence to a total of 9 independent dealers. A copy of this press release is hereby incorporated by reference and furnished as part of this Current Report as Exhibit 99.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits

          99.1 Press Release issued June 12, 2006 regarding its Storm Depot International subsidiary having added a new dealer, located in Jupiter, Florida, as well as plans to add four additional dealers on Florida's west coast.




                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Eline Entertainment Group, Inc.

Dated: June 13, 2006                    By: /s/ Barry A. Rothman
                                            --------------------
                                        Barry A. Rothman
                                        President